Exhibit 5.2
October 27, 2011
Oasis Petroleum Inc.
1001 Fannin Street, Suite 1500
Houston, Texas 77002
RE:	Post-Effective Amendment No. 1 to Registration Statement (File No. 333-175603) on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Oasis Petroleum Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries with respect to the preparation of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement No. 333-175603 on Form S-3 (the “Initial Registration Statement”) filed on July 15, 2011 with the Securities and Exchange Commission (the “Commission”). As indicated in the explanatory note included therein, the Amendment is being filed on or about the date hereof solely for the purpose of adding Oasis Petroleum Marketing LLC (“Oasis Petroleum Marketing”) and Oasis Petroleum Well Services LLC (“Oasis Well Services” and, together with Oasis Petroleum Marketing, the “New Subsidiary Guarantors”), each a Delaware limited liability company and a wholly-owned subsidiary of the Company, as co-registrants and potential guarantors of any debt securities that the Company may issue and sell from time to time pursuant to the registration statement to which this opinion is an exhibit.
     This opinion supplements our opinion dated July 15, 2011 (the “Initial Opinion”) filed as Exhibit 5.1 to the Initial Registration Statement, and it is being given subject to the same assumptions and qualifications that we expressed therein in relation to the potential guarantees (the “Guarantees”) by the other subsidiaries of the Company of any debt securities that the Company may issue and sell from time to time pursuant to the registration statement to which this opinion is an exhibit. In addition to the documents and certificates referred to in the Initial Opinion, we have also examined the Amendment and the formation documents of each of the New Subsidiary Guarantors.
     Based upon and subject to the foregoing, we are of the opinion that, when (i) the sole member or manager of each of the New Subsidiary Guarantors has taken all necessary action to approve its execution and delivery of the Indenture governing any debt securities that the Company may issue and sell pursuant to the registration statement to which this opinion is an exhibit and that each of the New Subsidiary Guarantors may guarantee under such Indenture, (ii) each of the New Subsidiary Guarantors has duly executed and delivered such Indenture,

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October 27, 2011
and (iii) such debt securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture and the applicable definitive purchase, underwriting or similar agreement of the Company, upon payment of the consideration for such debt securities provided for in such agreement, each New Subsidiary Guarantor’s Guarantee of such debt securities will be its valid and legally binding obligation, enforceable against each New Subsidiary Guarantor in accordance with its terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.
     This opinion is limited in all respects to the laws of the State of Texas, the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.